SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

Commission File Number 333-136247

BUSINESS MARKETING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0154787
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

350 Madison Avenue, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 416-6802
(Registrant's telephone number, including area code)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS

Hans Pandeya, the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

Effective January 7, 2013, the Company's Shareholders appointed Majken Hummel-Gumaelius, as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company.  Mrs. Hummel-Gumaelius has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Majken Hummel-Gumaelius is a Business Consultant who works with financial management and business development. Mrs Hummel-Gumaelius holds a BSc in Economics.

No shares have been issued to Mrs Hummel-Gumaelius as a signing bonus and there is no employment agreement in place.

Mrs Hummel-Gumaelius was appointed pursuant to an understanding between Mrs. Hummel-Gumaelius and Hans Pandeya who holds 78% of the shares in the company.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BUSINESS MARKETING SERVICES, INC.

By:	/s/ Majken Hummel-Gumaelius
Majken Hummel-Gumaelius
President

Date: January 7, 2013